Exhibit 15.7

John T. Boyd Company
Mining and Geological Consultants

Chairman	February 15, 2011
James W. Boyd	File: 3423.001

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis	To the Board of Directors of
Vale S.A. (“Vale”)
Vice Presidents
Richard L. Bate	Ladies and Gentlemen:
James F. Kvitkovich
Russell P. Moran

The John T. Boyd Company hereby consents to (a) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2010 (the “2010 20-F”) as having conducted the review and preparation of certain coal reserve estimates and (b) the incorporation by reference of the 2010 20-F into the Registration Statements on Form F-3 of: Vale and Vale Overseas Limited (File Nos. 333-162822 and 333-162822-01); Vale and Vale Capital II (File Nos. 333-160448 and 333-160448-01); and Vale and Vale Capital Limited (File Nos. 333-143857 and 333-143857-01).

John L. Weiss
William P. Wolf

Vice President
Business Development
George Stepanovich, Jr.

Managing Director - Australia
Ian L. Alexander
Very truly yours,
Managing Director - China
Dehui (David) Zhong	JOHN T. BOYD COMPANY
By:
Assistant to the President
Mark P. Davic	/s/ Richard L. Bate
Denver Dominion Plaza, Suite 710S	Richard L. Bate Vice President
600 17th Street
Denver, CO 80202-5404
(303) 293-8988
(303) 293-2232 Fax
jtboydd@jtboyd.com

Pittsburgh
(724) 873-4400
jtboydp@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

London
44 208 748-5344 Tel/Fax

www.jtboyd.com